Exhibit 99.1

LNB Bancorp, Inc. Declares First Quarter Dividend

LORAIN, Ohio--(BUSINESS WIRE)--February 28, 2012--The Board of Directors of LNB Bancorp, Inc. (NASDAQ: LNBB) has declared a first quarter 2012 cash dividend of $.01 a share, payable on April 1, 2012 to shareholders of record on March 9, 2012.

About LNB Bancorp, Inc.

LNB Bancorp, Inc. is a $1.2 billion bank holding company. Its major subsidiary, The Lorain National Bank, is a full-service commercial bank, specializing in commercial, personal banking services, residential mortgage lending and investment and trust services. The Lorain National Bank and Morgan Bank serve customers through 20 retail-banking locations and 29 ATMs in Lorain, eastern Erie, western Cuyahoga and Summit counties. North Coast Community Development Corporation is a wholly owned subsidiary of The Lorain National Bank. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, visit us at http://www.4lnb.com.

CONTACT:
LNB Bancorp, Inc.
Peter R. Catanese, 440-244-7126